Exhibit 10.9

BODY CENTRAL ACQUISITION CORP.

INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT, dated as of August 15, 2007, (this “Agreement”), is between BODY CENTRAL ACQUISITION CORP., a Delaware corporation (the “Company”), and Richard L. Walters (the “Optionee”).  Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Company’s 2006 Equity Incentive Plan, a copy of which is attached hereto as Exhibit A (as amended from time to time, the “Plan”).

1.             Grant of Option.  Pursuant to the Plan, the Company grants to the Optionee, as of the date of this Agreement (the “Grant Date”) an option (the “Option”) to purchase from the Company all or any number of an aggregate of 5,280 shares, subject to adjustment pursuant to Section 8 of the Plan (the “Option Shares”), of Common Stock, at a price of $100.00 per share (the “Exercise Price”).  The Option is being granted to the Optionee in connection with the Optionee’s employment with certain subsidiaries of the Company.

2.             Character of Option.  The Option is intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.             Duration of Option.  Unless subject to earlier expiration or termination pursuant to the terms of the Section 5 hereof or the Plan, the Option shall expire on the tenth anniversary of the Grant Date.

4.             Exercise of Option.

(a)           Until its expiration or termination, the Option may be exercised, in the manner specified in Section 7.7 of the Plan, and shall vest as follows: (i) 25% of the Option Shares shall be vested as of January 2, 2008, the first anniversary of the date the optionee was first employed by the Company or its subsidiaries, and (ii) the remaining 75% of the Option Shares (subject to adjustment pursuant to Section 8 of the Plan) shall vest in a series of twelve (12) equal quarterly installments (the “Remaining Installments”), in portions of whole Option Shares as determined by the Board in its sole discretion, with the first Remaining Installment vesting on April 2, 2008, and an additional Remaining Installment vesting on the last day of each quarterly period thereafter, until all of such Option Shares shall be fully vested on January 2, 2011, provided, that no Option Shares shall vest on any date unless the Optionee is an employee of the Company or its subsidiaries on the date on which such Option Shares are scheduled to vest, and has been an employee of the Company for the period between the Grant Date and such date of vesting.  Notwithstanding the foregoing, all of the Option Shares shall vest as of immediately prior to the closing of a Sale of the Company Transaction (as such term is defined in the Plan).

(b)           The Option may be exercised by the Optionee giving written notice, in the manner provided in Section 15 of the Plan, specifying the number of Option Shares with respect to which the Option is then being exercised; provided, that upon the first exercise of the Option, unless the Optionee is already a party thereto, the Optionee becomes party, as a Subsequent Stockholder, to the Stockholder Agreement, dated as of October 1, 2006, among the Company and certain of its stockholders, as it is then constituted (the “Stockholder Agreement”), by executing an instrument of accession in the form of Exhibit B hereto (a “Stockholder Agreement Instrument of Accession”).  The notice shall be accompanied by the Stockholder Agreement Instrument of Accession (in the case of the first exercise) and payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the Option Shares to be purchased.  If the Common Stock becomes traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Common Stock subject to the Option in a brokered transaction (other than to the Company).  Receipt by the Company of such notice and payment shall constitute the exercise of the Option.  Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of Option Shares then being purchased.  Such Option Shares shall be fully paid and nonassessable.

(c)           Notwithstanding anything express or implied to the contrary in the foregoing provisions of this Section 4, the Option may, as provided in Section 7.4 of the Plan, at any time be accelerated at the sole discretion of the Committee, provided, that without the consent of the Optionee, such acceleration would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

(d)           For purposes of this Agreement, the following terms shall have the respective meanings ascribed to such terms below:

“Unvested Option Shares” shall mean, at the relevant time of reference thereto, those Option Shares for which the Option have not yet become exercisable at such time pursuant to Section 4(a) above.

“Vested Option Shares” shall mean, at the relevant time of reference thereto, those Option Shares for which the Option are fully exercisable at such time pursuant to this Section 4.

5.             Termination of Association with the Company.  If the Optionee’s employment with the Company or any of its subsidiaries is terminated, whether voluntarily or otherwise (other than for death or disability, as determined by the Board), the Option, to the extent the Option is exercisable on the date of termination, may be exercised by the Optionee, but only within ninety (90) days after the Optionee ceases to be an employee of the Company and its subsidiaries, unless terminated earlier by its terms.  If the Optionee’s employment with the Company and its subsidiaries is terminated due to the Optionee’s death or disability, as determined by the Board, the Option, to the extent the Option is exercisable on the date of termination, may be exercised by the Optionee, but only within three hundred sixty five (365) days after the Optionee ceases to be an employee of the Company and its subsidiaries.  Subject to the following sentence, any Vested Option Shares not exercised within the applicable period after the Optionee ceases to be an employee of the Company shall terminate as of the close of business on the last day of such period.

6.             Transfer of Option.  Other than as expressly permitted by the provisions of Section 7.6 of the Plan, the Option may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by the Optionee.

7.             Incorporation of Plan Terms.  The Option is granted subject to all of the applicable terms and provisions of the Plan.  The Company warrants and represents to the Optionee that this Agreement has been approved by the Committee, and therefore notwithstanding the foregoing sentence, in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

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8.             Miscellaneous.  This Agreement shall be construed and enforced in accordance with the internal, substantive laws of the State of Delaware and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Optionee.  The prevailing party in any dispute arising out of this Agreement shall be entitled to be paid its reasonable attorneys’ fees and litigation expenses actually incurred in connection with such dispute from the other party to such dispute.

9.             Arbitration.  In the event of any dispute or claim relating to or arising out of this Agreement, such dispute shall be fully, finally and exclusively resolved by a panel of three neutral arbitrators to be mutually agreed upon by the parties.  Such arbitration will be decided under the employment dispute resolution rules of the American Arbitration Association and will be held in New York City.  If the parties cannot agree upon such arbitrators within twenty (20) days after submission of a party’s request for arbitration in writing, the arbitrators will be selected in accordance with the procedures of the American Arbitration Association.  The cost of such arbitration shall be borne equally by the Company and the Optionee.  The arbitrators shall have no power or authority to award punitive or special damages.  The parties agree that the existence, content and result of any arbitration proceeding shall be confidential, except to the extent that the Company determines it is required to disclose such matters in accordance with applicable laws.

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IN WITNESS WHEREOF, the parties have executed this Incentive Stock Option Agreement as a sealed instrument as of the date first above written.

BODY CENTRAL ACQUISITION CORP.		OPTIONEE

By:	/s/ George Kolber	By:	/s/ Richard L. Walters
	George Kolber		Richard L. Walters
President and Chief Executive Officer

Optionee’s Address:

Exhibit A

BODY CENTRAL ACQUISITION CORP.

2006 EQUITY INCENTIVE PLAN

1.                                      Purpose

This Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business.  The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code but not all Options granted hereunder are required to be Incentive Options.

2.                                      Definitions

As used in the Plan the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1                                 “Accelerate”, “Accelerated”, and “Acceleration”, when used with respect to an Option, means that as of the time of reference such Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms.

2.2                                 “Acquiring Person” means, with respect to any Transaction, the surviving or acquiring person or entity in connection with such Transaction or acquisition, as the case may be, provided that if such surviving or acquiring person or entity is controlled, directly or indirectly, by any other person or entity (an “Ultimate Parent Entity”) that is not itself controlled by any entity or person that is not a natural person, the term “Acquiring Person” shall mean such Ultimate Parent Entity.

2.3                                 “Affiliate” means, with respect to any person or entity, any other person or entity controlling, controlled by or under common control with the first person or entity.

2.4                                 Intentionally omitted.

2.5                                 “Option Agreement” means an agreement between the Company and the recipient of an Option, setting forth the terms and conditions of the Option.

2.6                                 “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

2.7                                 “Board” means the Company’s board of directors.

2.8                                 “Change of Control” means the closing of any Sale of the Company Transaction.

2.9                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.10                           “Controlled Affiliate” means, with respect to any person or entity, any other person or entity that is controlled by such person or entity.

2.11                           “Committee” means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of the Plan.  For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board.

2.12                           “Common Stock” means common stock, par value $0.001 per share, of the Company.

2.13                           “Company” means Body Central Acquisition Corp., a corporation organized under the laws of the State of Delaware.

2.14                           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15                           “Grant Date” means the date as of which an Option is granted, as determined under Section 7.1(a).

2.16                           “Group” has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act or any successor section thereto.

2.17                           “Incentive Option” means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.18                           “Market Value” means the value of a share of Common Stock on a particular date determined by such methods or procedures as may be established by the Committee.  Unless otherwise determined by the Committee, if the Common Stock on any date of determination is then traded on the NASDAQ National Market (or on any other national securities exchange), the Market Value of Common Stock as of such date shall be the closing price for the Common Stock as reported on the NASDAQ National Market (or such other national securities exchange) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.19                           “Nonstatutory Option” means any Option that is not an Incentive Option.

2.20                           “Option” means an option to purchase shares of Common Stock.

2.21                           “Optionee” means a Participant to whom an Option shall have been initially granted under the Plan.

2.22                           “Participant” means any holder of an outstanding Option under the Plan.

2.23                           “Plan” means this 2006 Equity Incentive Plan of the Company, as amended and in effect from time to time.

2.24                           “Sale of the Company Transaction” means any Transaction in which the stockholders of the Company immediately prior to such Transaction, together with any and all of such stockholders’ Affiliates, do not own or hold, immediately after consummation of such Transaction, shares of capital stock of the Acquiring Person in connection with such Transaction possessing at least twenty-five percent (25%) of the total voting power of the outstanding capital stock of such Acquiring Person.

2.25                           “Securities Act” means the Securities Act of 1933, as amended.

2.26                           “Stockholders Agreement” means that certain Stockholders Agreement, dated as of October 1, 2006, among the Company and certain of its stockholders, as the same may be amended or modified from time to time after the date hereof.

2.27                           “Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Section 424(e) and (f), respectively, of the Code).  Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

2.28                           “Transaction” means any merger or consolidation of the Company with or into another person or entity or the sale or transfer of all or substantially all of the assets of the Company, in each case in a single transaction or in a series of related transactions.

3.                                      Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Options may be granted under this Plan at any time in the period commencing on the effective date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company’s stockholders.  Options granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan.  Options of Incentive Options granted prior to stockholder approval of the Plan are hereby expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.                                      Stock Subject to the Plan

Subject to the provisions of Section 8 of the Plan, at no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Options granted under the Plan (including, without limitation, pursuant to Incentive Options), exceed 52,800 shares of Common Stock.  For purposes of applying the foregoing limitation, if any Option expires, terminates, or is cancelled for any reason without having been exercised in full the shares not purchased by the Participant shall again be available for Options thereafter to be granted under the Plan.  Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.                                      Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder.  Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Option to be granted by the Company under the Plan in addition to any other determination allowed the Committee under the Plan including, without limitation: (a) the employee, consultant or director to receive the Option; (b) the form of Option Agreement; (c) whether an Option (if granted to an employee) will be an Incentive Option or a Nonstatutory Option; (d) the time of granting an Option; (e) the number of shares subject to an Option; (f) the exercise price of an Option and the method of payment of such exercise price or such purchase price; (g) the term of an Option; (h) the exercise date or dates of an Option and any acceleration thereof; and (i) the effect of termination of any employment, consulting or Board member relationship with the Company or any of its Affiliates on the subsequent exercisability of an Option.  In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan.  The Committee’s determinations made in good faith on matters referred to in this Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Option made pursuant hereto.

6.                                      Authorization and Eligibility

The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Options, either alone or in combination with any other Options, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate.  However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.  Further, in no event shall the number of shares of Common Stock covered by Options granted to any one person in any one calendar year (or portion of a year) ending after such date exceed eighty percent (80%) of the aggregate number of shares of Common Stock subject to the Plan.

Each grant of an Option shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Option set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe.  No prospective Participant shall have any rights with respect to an Option, unless and until such Participant has executed an agreement evidencing the Option, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Option.

7.                                      Specific Terms of Options

7.1                                 Date of Grant.  The granting of an Option shall take place at the time specified in the Option Agreement.  Only if expressly so provided in the applicable Option Agreement shall the Grant Date be the date on which the Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

7.2                                 Exercise Price.  The price at which shares of Common Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date, or not less than 110% of the Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner.  The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

7.3                                 Option Period.  No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.  The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

7.4                                 Exercisability.  An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine.  In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of such Incentive Option would not cause such Incentive Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to such Acceleration.

7.5                                 Effect of Termination of Employment, Consulting or Board Member Relationship.  Unless the Committee shall provide otherwise with respect to any Option, if the Optionee’s employment, consulting or Board member relationship with the Company and its Affiliates ends for any reason, including because an entity with which the Optionee has an employment, consulting or Board member relationship ceases to be an Affiliate of the Company, any outstanding Option held by a Participant shall cease to be exercisable in any respect not later than ninety (90) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event.  Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

7.6                                 Transferability.  Except as otherwise provided in this subsection (f), Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Except as otherwise provided in this subsection (f), all of a Participant’s rights in any Option may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative.  However, the Committee may, at or after the grant of a

Nonstatutory Option, provide that such Option may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of an Option shall be valid unless first approved by the Committee, acting in its sole discretion.  For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty (50) percent of the voting interests.

7.7                                 Method of Exercise.  An Option may be exercised by a Participant giving written notice, in the manner provided in Section 15, specifying the number of shares of Common Stock with respect to which the Option is then being exercised.  The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Common Stock to be purchased.  If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to any Option in a brokered transaction (other than to the Company).  Receipt by the Company of such notice and payment in any authorized means shall constitute the exercise of the Option.  Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Participant or his agent a certificate or certificates for the number of shares then being purchased.  Such shares shall be fully paid and nonassessable.  Notwithstanding any of the foregoing provisions in this subsection (g) to the contrary, (A) no Option shall be considered to have been exercised unless and until all of the provisions governing such exercise specified in the Plan and in the relevant Option Agreement shall have been duly complied with; and (B) the obligation of the Company to issue any shares upon exercise of an Option is subject to the provisions of Section 9.1 hereof and to compliance by the Optionee and the Participant with all of the provisions of the Plan and the relevant Option Agreement.

7.8                                 Limit on Incentive Option Characterization.  An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”.  The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986.  Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

7.9                                 Notification of Disposition.  Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the

Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.10                           Rights Pending Exercise.  No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock issuable pursuant to his Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such holder or his agent.

8.                                      Adjustment Provisions

8.1                                 Adjustment for Corporate Actions.  All of the share numbers set forth in the Plan reflect the capital structure of the Company as of October 1, 2006.  Subject to the provisions of Section 8.2, if subsequent to such date the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Options, and (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).

8.2                                 Change of Control.  Subject to the applicable provisions of the Option Agreement, in the event of a Change of Control, the Committee shall have the discretion, exercisable in advance of, at the time of, or (except to the extent otherwise provided below) at any time after, the Change of Control, to provide for any or all of the following (subject to and upon such terms as the Committee may deem appropriate): (A) the Acceleration, in whole or in part, of any or all outstanding Options (including Options that are assumed or replaced pursuant to clause (B) below) that are not exercisable in full at the time the Change of Control, such Acceleration to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship of the applicable Optionee or Optionees with the Company and its Affiliates terminates, or at such other time or times as the Committee shall determine; (B) the assumption of outstanding Options, or the substitution of outstanding Options with equivalent options, by the acquiring or succeeding corporation or entity (or an affiliate thereof); or (C) the termination of all Options (other than Options that are assumed or substituted pursuant to clause (B) above) that remain outstanding at the time of the consummation of the Change of Control, provided that, the Committee shall have made the determination to effect such termination prior to the consummation of the Change of Control and the Committee shall have given, or caused to be given, to all Participants written notice of such potential termination at least ten business days prior to the consummation of the Change of Control, and provided, further, that, if the Committee shall have determined in its sole and absolute discretion that the Corporation make payment or provide consideration to the holders of such terminated Options on account of such termination, which payment or consideration shall be on such terms and conditions as the Committee shall have determined (and which could consist of, in the Committee’s sole and absolute discretion, payment to the applicable Optionee or Optionees of an amount of cash equal to the difference between the Market Value of the shares of Common Stock for which the Option is then exercisable and the aggregate exercise price for such shares under the Option), then the Corporation shall be required to make such payment or provide such consideration in accordance with the terms and conditions so determined by the Committee; otherwise the Corporation shall not be required to make any payment or provide any consideration in connection with, or as a result of, the termination of Options pursuant to the foregoing provisions of this clause (C).  The provisions of this Section 8.2 shall not be construed as to limit or restrict in any way the Committee’s general authority under Sections 7.1(d) hereof to Accelerate Options in whole or in part at any time.  Each outstanding Option that is assumed in connection with a Change of Control, or is otherwise to continue in effect subsequent to a Change of Control, will be appropriately adjusted, immediately after the Change of Control, as to the number and class of securities and the price at which it may be exercised in accordance with Section 8.1.

8.3                                 Dissolution or Liquidation.  Upon dissolution or liquidation of the Company, each outstanding Option shall terminate, but the Optionee (if at the time he or she has an employment, consulting or Board member relationship with the Company or any of its Affiliates) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

8.4                                 Related Matters.  Any adjustment in Options made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of exercise prices, rates of vesting or exercisability, which the Committee may deem necessary or appropriate so as to ensure that the rights of the Participants in their respective Options are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8.  No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares.  No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Common Stock.

9.                                      Settlement of Options

9.1                                 Violation of Law.  Notwithstanding any other provision of the Plan or the relevant Option Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a)                                  the shares are at the time of the issue of such shares effectively registered under the Securities Act; or

(b)                                 the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.

9.2                                 Corporate Restrictions on Rights in Stock; Stockholder Agreement.  Any Common Stock to be issued pursuant to Options granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company, each as amended and in effect from time to time, as well as by the Stockholder Agreement.  Whenever Common Stock is to be issued pursuant to an Option, if the Committee so directs at the time of grant (or, if such Option is an Option, at any time prior to the exercise thereof), the Company shall be under no obligation, notwithstanding any other provision of the Plan or the relevant Option Agreement to the contrary, to issue such shares until such time, if ever, as the recipient of the Option (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholder Agreement and any other agreement that the Committee shall require in its sole discretion.  In addition, any Common Stock to be issued pursuant to Options granted under the Plan shall be subject to all stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.3                                 Investment Representations.  The Company shall be under no obligation to issue any shares covered by an Option unless the shares to be issued pursuant to Options granted under the Plan have been effectively registered under the Securities Act or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.4                                 Registration.  If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Common Stock issued or to be issued pursuant to Options granted under the Plan, or to qualify any such shares of Common Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense.  The Company may require from each recipient of an Option, or each holder of shares of Common Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

9.5                                 Lock-Up.  Without the prior written consent of the Company or the managing underwriter in any public offering of shares of Common Stock, no Participant shall sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the one hundred-eighty (180) day period commencing on the effective date of the registration statement relating to any underwritten public offering of securities of the Company.  The foregoing restrictions are intended and shall be construed so as to preclude any Participant from engaging in any hedging or other transaction that is designed to or reasonably could be expected to lead to or result in, a sale or disposition of any shares of Common Stock during such period even if such shares of Common Stock are or would be disposed of by someone other than such Participant.  Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from any shares of Common Stock.  Without limiting the generality of the foregoing provisions of this Section 9.5, if, in connection with any underwritten public offering of securities of the Company, the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each Participant (regardless of whether or not such Participant has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each Participant shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

9.6                                 Placement of Legends; Stop Orders; Etc.  Each share of Common Stock to be issued pursuant to Options granted under the Plan may bear a reference to the investment representations made in accordance with Section 9.3 in addition to any other applicable restrictions under the Plan, the terms of the Option and, if applicable, under any agreement between the Company and any Optionee and/or Participant, and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock.  All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

9.7                                 Tax Withholding.  Whenever shares of Common Stock are issued or to be issued pursuant to Options granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.  The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Option.  However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations.  Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.                               Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.                               No Special Service Rights

Nothing contained in the Plan or in any Option Agreement shall confer upon any recipient of an Option any right with respect to the continuation of his or her employment, consulting or Board member relationship with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment, consulting or Board member relationship with the Company and its Affiliates.

12.                               Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.                               Termination and Amendment of the Plan

The Board may at any time terminate the Plan or make such amendments or modifications of the Plan as it shall deem advisable.  In the event of the termination of the Plan, the terms of the Plan shall survive any such termination with respect to any Option that is outstanding on the date of such termination, unless the holder of such Option agrees in writing to terminate such Option or to terminate all or any of the provisions of the Plan that apply to such Option.  Unless the Board otherwise expressly provides, any amendment or modification of the Plan shall affect the terms of any Option outstanding on the date of such amendment or modification as well as the terms of any Option made from and after the date of such amendment or modification; provided, however, that, except to the extent otherwise provided in the last sentence of this paragraph, (i) no amendment or modification of the Plan shall apply to any Option that is outstanding on the date of such amendment or modification if such amendment or modification would reduce the number of shares subject to such Option, increase the purchase price applicable to shares subject to such Option or materially adversely affect the provisions applicable to such Option that relate to the vesting or exercisability of such Option or of the shares subject to such Option, (ii) no amendment or modification of the Plan shall apply to any Incentive Option that is outstanding on the date of such amendment or modification if such amendment or modification would result in such Incentive Option no longer being treated as an “incentive stock option” within the meaning of Section 422 of the Code and (iii) no amendment or modification of the Plan shall apply to any Option that is outstanding on the date of such amendment or modification unless such amendment or modification of the Plan shall also apply to all other Options outstanding on the date of such amendment or modification.  In the event of any amendment or modification of the Plan that is described in clause (i), (ii) or (iii) of the foregoing proviso, such amendment or modification of the Plan shall apply to any Option outstanding on the date of such amendment or modification only if the recipient of such Option consents in writing thereto.

The Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Option without amending or modifying the terms of the Plan itself, provided that as amended or modified such Option is consistent with the terms of the Plan as in effect at the time of the amendment or modification of such Option, but no such amendment or modification of such Option shall, without the written consent of the recipient of such Option, reduce the number of shares subject to such Option, increase the purchase price applicable to shares subject to such Option, adversely affect the provisions applicable to such Option that relate to the vesting or exercisability of such Option or of the shares subject to such Option, or otherwise materially adversely affect the terms of such Option (except for amendments or modifications to the terms of such Option or of the stock subject to such Option that are expressly permitted by the terms of the Plan or that result from any amendment or modification of the Plan in accordance with the provisions of the first paragraph of this Section 13), or, if such Option is an Incentive Option, result in such Incentive Option no longer being treated as an “incentive stock option” within the meaning of Section 422 of the Code.

In addition, notwithstanding anything express or implied in any of the foregoing provisions of this Section 13 to the contrary, the Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Option to the extent the Committee reasonably determines necessary or appropriate to conform such Option to the requirements of Section 409A of the Code (concerning non-qualified deferred compensation), if applicable.

14.                               Interpretation of the Plan

In the event of any conflict between the provisions of this Plan and the provisions of any applicable Option Agreement, the provisions of this Plan shall control, except if and to the extent that the conflicting provision in such Option Agreement was authorized and approved by the Committee at the time of the grant of the Option evidenced by such Option Agreement or is ratified by the Committee at any time subsequent to the grant of such Option, in which case the conflicting provision in such Option Agreement shall control.  Without limiting the generality of the foregoing provisions of this Section 14, insofar as possible the provisions of the Plan and such Option Agreement shall be construed so as to give full force and effect to all such provisions.  In the event of any conflict between the provisions of this Plan and the provisions of any other agreement between the Company and the Optionee and/or Participant, the provisions of such agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and any such agreement shall be construed so as to give full force and effect to all such provisions.

15.                               Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Option, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Executive Officer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor.  All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

16.                               Governing Law

The Plan and all Option Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

Exhibit B

Instrument of Accession

The undersigned,                                               , in order to become the owner or holder of                      shares of Common Stock, $0.001 par value per share (the “Shares”), of Body Central Acquisition Corp., a Delaware corporation, hereby agrees to become a Subsequent Stockholder party to, and to be bound by and subject to the terms and conditions of, that certain Stockholder Agreement, dated as of October 1, 2006 (the “Stockholder Agreement”), a copy of which is attached hereto. This Instrument of Accession shall become a part of such Stockholder Agreement.

Executed as of the date set forth below under the laws of the State of Delaware.

Signature:
Address:

Date:

Accepted:

BODY CENTRAL ACQUISITION CORP.

By:

Date: